SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      April 16, 2002
(Date of earliest event reported)  (April 15, 2002)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)      Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)

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Item 5.  Other Events

On April 15, 2002, the Registrant issued the following press release:

CTC Communications Improves Bandwidth Flexibility for Businesses with Inverse Multiplexing Solution

-Company Uses IMA Solution to Serve Customers Bandwidth Requirements Between 2-10 Mbps-
Waltham, MA, April 15, 2002-CTC Communications Group (NASDAQ NM: CPTL)- announced today that over 100 customer locations have been activated using its Inverse Multiplexing over ATM, or IMA solution. CTC's IMA solution provides businesses with bandwidth flexibility between 2-10Mbps. Previously customers were required to purchase multiple T1 (1.544Mbps) connections, typically from diverse carriers, or a T3 (44.736Mbps) connection to receive the bandwidth required for their individual applications. The Company's IMA solution allows CTC to design networks to customer's requirements at a fraction of the network and hardware costs that they would incur with carriers that do not have an IMA solution.

Russell Oliver Vice President of Network Operations stated, "CTC has designed a solution that fits perfectly with our growing base of medium and larger business accounts. The unique design of our packet-based PowerPathSM Network allows us to create and quickly deliver new services such as the IMA solution to address the needs of our sophisticated customer base."

Oliver continued, "Our IMA service gives customers `fractional T-3' type of service that fills a major gap between most offerings of other broadband providers. Rather than supply individual T1 paths to a site that then need to be connected, managed and serviced, we supply our customers with a single path of multi-megabit bandwidth aggregation. Through the bonding of multiple T-1 paths we can create a connection between 2-10Mbps to provide seamless services of voice, data, video and Internet with the flexibility to grow high bandwidth applications without requiring the customer to purchase additional hardware. As a result of the design benefits of our IMA service, customers have improved survivability in the event of a single T1 outage since customer traffic will automatically shift the load of the traffic from the T1 in trouble to the remaining T1's within the IMA group as the Company works to repair the outage."

Steve Milton, President and C.O.O. commented, "This service has proven to be of great benefit for our larger customers where our average IMA customer utilizes over three T1's per connection, has data connectivity to at least three outside branch facilities along with voice and Internet services. CTC customers that include large law firms, medical institutions and colleges have taken advantage of this service because of the ability to converge applications, the flexibility for bandwidth growth as well as savings on network and associated hardware expenses."

About CTC Communications
CTC is a rapidly growing "next generation" Integrated Communications Carrier utilizing advanced technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network, called the PowerPathSM Network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor.

CTC's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast. CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the success of its IMA service, customer acceptance of IMA service, survivability in case of outages and cost savings for customers utilizing this service. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Forms 10-K and 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

# # #
Finance Contact: John Pittenger
CTC Communications
781-466-1302 (t)
pitt@ctcnet.com (e)
www.ctcnet.com

Media Contact: Alan Russell
CTC Communications
781-466-8731 (t)
arussell@ctcnet.com (e)
www.ctcnet.com

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 16, 2002.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration